UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

GENOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-49817	87-0671592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5314 North 250 West, Suite 350
Provo, Utah 84604

(Address of Principal Executive Offices)

____________________

(801) 319-2324

(Registrant’s telephone number, including area code)

____________________

167 South Orem Boulevard

Orem, Utah 84058

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant.

Resignation of Mantyla McReynolds, LLC

On May 9, 2014, Mantyla McReynolds, LLC informed GeNOsys, Inc. (the “Registrant”) of its resignation as the Registrant’s independent public accountant.  Mantyla McReynolds, LLC served as the Registrant’s independent public accountant during the Registrant’s two most recent audited fiscal years ended November 30, 2010 and 2009 and reviewed the Registrant’s financial statements for the first quarter ended February 28, 2011, the second quarter ended May 31, 2011 and the third quarter ended August 31, 2011.

Except as noted in the paragraph immediately below, the audit reports of Mantyla McReynolds, LLC on the financial statements of the Registrant for each of the two most recent audited fiscal years ended November 30, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit reports of Mantyla McReynolds, LLC on the Registrant’s financial statements as of November 30, 2010 and 2009 contained explanatory paragraphs indicating that the Registrant’s accumulated losses since inception and inability to generate profits from operations raised substantial doubt as to the Registrant’s ability to continue as a going concern.

During the Registrant’s two most recent audited fiscal years ended November 30, 2010 and 2009 and the subsequent interim periods identified above, there were no disagreements between the Registrant and Mantyla McReynolds, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds, LLC, would have caused Mantyla McReynolds, LLC to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements for such periods.

During the Registrant’s two most recent audited fiscal years ended November 30, 2010 and 2009 and the subsequent interim periods identified above, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with the exception of material weaknesses identified in the Company’s internal control over financial reporting.

The Registrant provided a copy of the foregoing disclosures to Mantyla McReynolds, LLC prior to the date of the filing of this report and requested that Mantyla McReynolds furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements in this Item 4.01. A copy of the letter furnished by Mantyla McReynolds, LLC in response to that request, dated August 20, 2014, is filed as Exhibit 16.1 to this Form 8-K.

Engagement of Piercy Bowler Taylor & Kern

On July 30, 2014, the Board of Directors of the Registrant approved the appointment of Piercy Bowler Taylor & Kern (“PBTK”) as the Registrant’s independent registered accounting firm to audit the Registrant’s financial statements for the fiscal years ended November 30, 2011, 2012 and 2013 and subsequent time periods.  During the Registrant’s two most recent fiscal years and any subsequent period, neither the Registrant nor anyone on the Registrant’s behalf consulted with PBTK regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has PBTK provided to the Registrant a written report or oral advice that was an important factor considered by the Registrant in selecting an auditor or in reaching a decision as to any accounting, auditing, or factual reporting issue, or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v) respectively, of Regulation S-K with Mantyla McReynolds, LLC.

Dismissal of Piercy Bowler Taylor & Kern

On August 26, 2014, the Registrant dismissed PBTK as the Registrant’s independent registered accounting firm.  The dismissal of PBTK as the Registrant’s independent registered accounting firm was approved by the Registrant’s Board of Directors solely for economic reasons as a result of fee estimates received from PBTK.  PBTK did not complete an audit or issue a report on any of the Registrant’s financial statements. During the period that PBTK served as the Registrant’s independent registered accounting firm, there were no disagreements between the Registrant and PBTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PBTK, would have caused PBTK to make reference to the subject matter of the disagreement(s) in connection with any report on the financial statements for such periods had any been issued. The Registrant provided a copy of the foregoing disclosures to PBTK prior to the date of the filing of this report and requested that PBTK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements in this Item 4.01. A copy of the letter furnished by PBTK in response to that request, dated September 2, 2014, is filed as Exhibit 16.2 to this Form 8-K.

Engagement of New Accountant

While the Registrant has not engaged a new independent registered public accounting firm, it has begun a search process. The Registrant will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by Securities and Exchange Commission’s rules and regulations.

Item 9.01 – Financial Statements and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits.  The following exhibits are furnished herewith.

Exhibit No.	Description
16.1	Letter from Mantyla McReynolds, LLC dated August 20, 2014.
16.2	Letter from Piercy Bowler Taylor & Kern dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 2, 2014

GENOSYS, INC.

By:

/s/ John W. R. Miller

Name:  John W. R. Miller

Its:  Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Mantyla McReynolds, LLC dated August 20, 2014.
16.2	Letter from Piercy Bowler Taylor & Kern dated September 2, 2014.